UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2021

AUDACY, INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-14461	23-1701044
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2400 Market Street, 4th Floor Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 660-5610

Entercom Communications Corp.

(Former name or former address, changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, par value $.01 per share	AUD	New York Stock Exchange
Series A Junior Participating Convertible Preferred Stock, par value $0.01 per share
Series B Junior Participating Convertible Preferred Stock, par value $0.01 per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)(1)    Employment Agreement - Richard J. Schmaeling

On April 13, 2021, the Company entered into a new employment agreement with Mr. Schmaeling, effective as of May 1, 2021 (the “Employment Agreement”), pursuant to which he will continue to serve as the Chief Financial Officer of the Company and will serve as Executive Vice President, Strategic Initiatives. The Employment Agreement has a term of May 1, 2021 through April 30, 2025, unless earlier terminated.

Under the Employment Agreement Mr. Schmaeling’s compensation will be as follows:

•	an annual base salary of $800,000, which beginning May 1, 2022 will be increased by not less than three percent annually;

•	a target annual cash performance bonus at 90% of his annual base salary, to be earned based on Company performance;

•	a car allowance of $1,000 per month and participation in employee benefits generally available to officers of the Company;

•	a grant of 60,000 restricted stock units as soon as practicable following May 1, 2021 which will vest: (i) 50% on May 1, 2023; (ii) 25% on May 1, 2024; and (iii) 25% on May 1, 2025;

•

an annual time vesting equity grant with a target value of $350,000 upon such terms as may be set in the discretion of the Compensation Committee based upon the recommendation of the Company’s Chief Executive Officer;

•

The following restricted stock unit grants: (i) 50,000 in 2021; (ii) 40,000 in 2022; (iii) 30,000 in 2023; and (iv) 20,000 in 2024, with vesting 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversaries of the grant date.

•

$150,000 annually performance vesting restricted stock unit grants (the “Performance RSUs”), which vest ten (10) business days after the first anniversary of the grant date (the “Performance Vesting Date”) as follows: (a) 1/3 will vest if the change in the Base Price versus Measurement Price is equal to 90% or more of the Return Threshold; (b) in addition 1/3 will vest if the change in the Base Price versus Measurement Price is equal to 100% or more of the Return Threshold; and (c) the final 1/3 will vest if the change in the Base Price versus Measurement Price is equal to 110% or more of the Return Threshold.

For purposes of the foregoing: (i) “Base Price” shall mean the volume-weighted average closing price of the Company’s Class A common stock for the ten (10) trading days prior to (but not including) the Grant Date; (ii) “Measurement Price” shall mean the volume-weighted average closing price of the Company’s Class A common stock for the ten (10) trading days prior to (but not including) the first anniversary of the grant date; (iii) “Measurement Period” is a one year period starting on the grant date and ending on the day prior to the one year anniversary of the grant date; and (iv) “Return Threshold” is the percent change in the S&P 500 Price Return Stock Market Index (as per ticker ^GSPC) during the Measurement Period.

In the event that Mr. Schmaeling’s employment is terminated by the Company without “cause” (other than due to disability) or by him for “good reason,” prior to the execution of a binding agreement which would result in a “change in control” (each as defined in the Employment Agreement) if consummated, or more than twelve months following a change in control, then he will be entitled to receive: (i) his annual base salary for one year; (ii) a lump sum equal to the pro-rata portion of his annual bonus received for the year immediately preceding the year of termination (or target annual bonus if such termination occurs before any annual bonus has been paid); and (iii) his outstanding equity awards will continue to vest through the first anniversary of the date of termination as if he had remained employed through such date; in each case, subject to his execution of a general release of claims and continued compliance with the restrictive covenants and other covenants set forth in the Employment Agreement.

If his employment is terminated by the Company without cause (other than due to disability) or by him for good reason, in either case, during the period commencing on the date of execution of a binding agreement which would result in a change in control, if consummated, and ending on the twelve-month anniversary of a change in control, then Mr. Schmaeling will be entitled to receive the severance payments and benefits described in the immediately preceding paragraph (subject to his execution of a general release of claims and continued compliance with the restrictive covenants and other covenants set forth in the Employment Agreement), except that all of Mr. Schmaeling’s then-outstanding equity awards that vest solely on the basis of time will become fully vested and immediately exercisable or settled as of the date of such termination of employment (which shall be in lieu of any continued vesting described in the immediately preceding paragraph).

If the Employment Agreement terminates at the end of the term, and the Company has made Mr. Schmaeling an offer to continue employment with a salary and bonus package that is equal to or greater than Mr. Schmaeling’s then current salary and annual incentive bonus package (a “Qualified Offer”), not later than April 1, 2025, then Mr. Schmaeling will not be entitled to any severance. However, if the Company has not made a Qualified Offer and Mr. Schmaeling’s employment terminates at the end of the term, then he will receive his base salary for one year following the date of termination, subject to his execution of a general release of claims and continued compliance with the restrictive covenants and other covenants set forth in the Employment Agreement. Any continued employment pursuant to a Qualified Offer or alternative agreement made pursuant to the Employment Agreement will be deemed an extension of the term thereof and the Employment Agreement, as so modified, will continue in full force and effect.

The Employment Agreement provides for twelve month post-employment non-competition, non-solicitation and employee no-hire covenants and a perpetual confidentiality covenant.

The above summary of the terms of Mr. Schmaeling’s employment agreement is qualified in its entirety by reference to Mr. Schmaeling’s employment agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2021.

Item 8.01	Other Events

On April 20, 2020, the Company entered into a Rights Agreement with American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agreement”) to protect the long-term interests of its shareholders. As previously announced, the Rights Agreement has a one-year duration, and expires on April 20, 2021.

The Company previously announced that, if the Company’s Board of Directors determined it appropriate to extend the Rights Agreement, it would submit such an extension to a vote of the Company’s shareholders at the Company’s 2021 annual shareholders’ meeting. To date, the Board has no intent to extend the Rights Agreement and has not submitted such an extension to a vote of the Company’s shareholders. As a result, in the absence of such extension, the Rights Agreement will expire pursuant to its terms on April 20, 2021.

Item 9.01.	Exhibits

(d)	Exhibits

Exhibit No.	Title

104	Cover Page Interactive Data File (embedded within the XBRL file).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entercom Communications Corp.

By:	/s/ Andrew P. Sutor, IV
Andrew P. Sutor, IV
Executive Vice President

Dated: April 14, 2021

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